Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1370, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sharing Economy International Inc. (the “Company”) on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony Che Chung Chan, chief executive officer of the Company, and Ka Man Lam, chief financial officer of the Company, certify, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2026	By:	/s/ Chan Pak Hei Jefferson
Chan Pak Hei Jefferson Chief Executive Officer (Principal Executive Officer)

Date: April 28, 2026	By:	/s/ Ka Man Lam
Ka Man Lam
Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.